Exhibit 10.3

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into on April 29, 2010 between SOKO Fitness & Spa Group, Inc., a Delaware corporation (the “Company”), and Mr. Tong Liu, the Chairman of the Board of Directors and the Chief Executive Officer of the Company, who is a citizen of the People’s Republic of China (the “Holder”).

RECITALS

A.           The Company has determined that it is advisable and in its best interest to enter into certain Stock Purchase Agreement dated the date hereof (the “Stock Purchase Agreement”) with the Investors named therein (the “Investors”), pursuant to which the Company will issue and sell in a private offering of certain securities of the Company (the “Offering”).  Capitalized terms used and not otherwise defined herein that are defined in the Stock Purchase Agreement shall have the meanings given to such terms in the Stock Purchase Agreement.

B.            It is a condition to the Investors’ respective obligations to close under the Stock Purchase Agreement and to provide the financing contemplated by the Offering that the Holder execute and deliver to the Company this Agreement.

C.            In contemplation of, and as a material inducement for the Investors to enter into, the Stock Purchase Agreement, the Holder and the Company have each agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.   Effectiveness of Agreement.  This Agreement shall become null and void if the Stock Purchase Agreement is terminated prior to the Closing.

The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and the Holder confirms that it has not relied upon the advice of the Company or any other Person.

2.   Representations and Warranties.  Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other and to all third-party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

The Holder hereby represents and warrants that all shares of Common Stock, or any economic interest therein or derivative therefrom, that it beneficially owns (as determined in accordance with Section 13(d) of the Exchange Act) (collectively referred to as the “Holder’s Shares”) shall be subject to the restrictions set forth in this Agreement.

3.   Lockup.  From and after the date of this Agreement and through and including  the twelve (12) month anniversary of the Closing Date under the Stock Purchase Agreement (the “Lockup Period”), the Holder irrevocably agrees it will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of, any of the Holder’s Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive, the Holder’s Shares).  In furtherance thereof, the Company will (x) place a stop order on all of the Holder’s Shares, (y) notify its transfer agent in writing of the stop order and the restrictions on the Holder’s Shares under this Agreement and direct the transfer agent not to process any attempts by the Holder to resell or transfer any of the Holder’s Shares in violation of this Agreement.  Notwithstanding the foregoing, the undersigned may sell or otherwise transfer Holder’s Shares: (i) as a bona fide gift or gifts or pledge or pledges, provided that the Holder provides prior written notice of such gift or gifts or pledge to the Company and the Investors and the donee or donees or pledgee or pledgees (as the case may be) thereof agree to be bound by the restrictions set forth herein; provided, that any such gifts or pledges shall not, in the aggregate (adding up all such gifts and pledges), exceed eight percent (8%) of the outstanding shares of Common Stock at the time of any such gift or pledge; and (ii) on death by will or intestacy to the undersigned’s immediate family or to a trust, the beneficiaries of which are exclusively the undersigned and a member or members of the undersigned’s immediate family, provided that the transferee thereof agrees to be bound by the restrictions set forth herein.

4.   Reliance. The Holder acknowledges that the Company is relying upon the agreements of the Holder contained herein, and that the failure of the Holder to perform the agreements contained herein could have a detrimental effect upon the Company.  Accordingly, the Holder understands and agrees that the Holder’s agreements herein are irrevocable.

5.   Third-Party Beneficiaries.  The Holder and the Company acknowledge and agree that this Agreement is entered into for the benefit of and is enforceable by the Investors and their successors and assigns.

6.   No Additional Fees/Payment.  Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

7.   Enumeration and Headings.  The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8.   Counterparts.  This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.  In the event that any signature is delivered by facsimile transmission or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronic signature page were an original thereof.

9.   Successors and Assigns.  This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto.

10.   Severability.  If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

11.   Amendment.  This Agreement may not be amended or modified in any manner except by a written agreement executed by each of the parties hereto if and only if such modification or amendment is consented to in writing by the Investors holding a majority in interest of the Shares issued or issuable under the Stock Purchase Agreement.

12.   Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13.   No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14.   Remedies.  The Company and the Investors shall have the right to specifically enforce all of the obligations of the Holder under this Agreement (without posting a bond or other security), in addition to recovering damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Holder recognizes that if it fails to perform, observe, or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company or the Investors.  Therefore, the Holder agrees that each of the Company and the Investors shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

15.   Future Cooperation. At any time, and from time to time, after the signing of this Agreement, the Holder will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

16.   Governing Law.  This Agreement shall be governed by the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

SOKO FITNESS & SPA GROUP, INC.

By:	/s/ Tong Liu
Name: Tong Liu
Title: Chairman & Chief Executive Officer

HOLDER:

By:	/s/ Tong Liu
Mr. Tong Liu, in his personal capacity
Number of shares of Common Stock beneficially owned: 8,960,000